FINAL TRANSCRIPT

Thomson StreetEvents™

Conference Call Transcript

API - Q2 2008 Advanced Photonix Earnings Conference Call

Event Date/Time: Nov. 12. 2007 / 5:00PM ET

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Final Transcript
Nov. 12. 2007 / 5:00PM ET, API - Q2 2008 Advanced Photonix Earnings Conference Call

CORPORATE PARTICIPANTS

Richard Moyer
Cameron Associates - IR

Rob Risser
Advanced Photonix - CFO

Rick Kurtz
Advanced Photonix - Chairman, CEO

CONFERENCE CALL PARTICIPANTS

Edward Perry
Analyst

Tom Traverse
Analyst

Mike Haymaker
Analyst

PRESENTATION

Operator

Good day, ladies -- good day, everyone, and welcome to the Advanced Photonix Fiscal 2008 Second Quarter Earnings Conference Call. Today's conference is being recorded. At this time for openings remarks and introduction I would like to turn the call over to Mr. Richard Moyer of Cameron Associates. Please go ahead, sir.

Richard Moyer - Cameron Associates - IR

Thank you, Laquia. Before we get started, I want to remind listeners that this conference call will contain forward-looking statements, which involve known and unknown risks and uncertainties about the Company's business and the economy and other factors that may cause actual results to differ materially from our expected achievements and anticipated results, including unforeseen technological obstacles, which may prevent or slow the development and/or manufacture of new products; problems with the integration of acquired companies and technology; and possible inability to achieve expected synergies; and limited or slower than anticipated customer acceptance of new products, which have been and are being developed by the Company.

Please see our press release of today and our periodic reports filed with the Securities and Exchange Commission for a fuller statement of such risk factors. Given these uncertainties, listeners are cautioned not to place undue reliance on any forward-looking statements contained in this conference call. The forward-looking information during this teleconference represents management's expectations and beliefs as at the date hereof. The continued availability of this teleconference on the internet or through other media does not mean that the Company is reaffirming or confirming its continued validity.

Except as may otherwise required by law, the Company expressly disclaims any obligation to update or alter any of the forward-looking statements made herein as a result of any event occurrence after the date hereof.

This conference call also contains a presentation of non-GAAP financial measures as defined in the SEC's Regulation G. Reconciliations of the non-GAAP financial measures to the Company's GAAP-based financial statements are included in the Company's year-end earnings press release dated November -- in the Company's -- I'm sorry -- second quarter earnings press release dated November 12, 2007, and are available on its website at www.advancedphotonix.com.

On today's call we hear first from Robin Risser, CFO of Advanced Photonix, and then Richard Kurtz, Chairman and CEO, who will discuss the business of the Company. Let's turn it first over to Rob. Go ahead, Rob.

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Final Transcript
Nov. 12. 2007 / 5:00PM ET, API - Q2 2008 Advanced Photonix Earnings Conference Call

Rob Risser - Advanced Photonix - CFO

Thank you, Dick. I thank all of you for joining us this afternoon. I'd like to review just briefly a few financial highlights from our second quarter fiscal 2008, and then I'll turn the call over to Rick for an update on business activities.

The Company's revenues for the second quarter were $6.5 million, an increase of $651,000, or 11% over the second quarter of fiscal 2007, and represent 6% increase over the first quarter. Revenues for the first six months were $12.7 million, an increase of $1.1 million, which represents 10% growth over the first six months of the prior year.

For the first six months Industrial Sensing/Nondestructive Testing represented 47% of revenue, Telecommunications 21% of revenue, Medical 18% of revenue, and Military/Aerospace, the balance of 14%. To date there has been no Homeland Security revenue.

Telecommunications revenue for the first six months of 2008 were $2.8 million, an increase of 14% over the prior year. Telecommunication revenues were $1.6 million for the second quarter, an increase of 26% compared to the first quarter. However, they were down 10% compared to the second quarter of fiscal 2007.

Growth in the Telecommunications sector was hindered primarily by delayed customer product introductions in the next generation 40 Gigabit per second modulation schemes, the transport, and the long haul markets. We expect volume shipments of these next generation 40 Gigabit per second products to begin in our fourth quarter 2008. In addition, growth was slow due to a product redesign in our 10 Gigabit per second Avalanche Photodiode offering to meet revised customer requirements.

Medical revenues for the second quarter were $1.4 million, an increase of 183%, or $879,000 over fiscal 2007 revenues of $481,000. This growth is the result of accelerated end-of-life purchases by a customer and is expected to be completed by the end of fiscal 2008.

Medical revenues for the first six months were $2.5 million, an increase of 121% over the comparable prior year period revenues of $1.1 million. This is a substantial growth for the first six months. However, we expect fiscal year 2008 medical market revenues to drop off significantly for the second half of the fiscal year and thus grow only modestly for the entire year.

Industrial Sensing/Nondestructive Testing revenues increased 9% to $2.6 million in the second quarter and increased 15% to $5.5 million for the first six months compared to the same periods of the prior year. This increase is primarily due to increased Terahertz product platform product sales to the Nondestructive Testing portion of the market. We expect modest growth in the Industrial Sensing/Nondestructive Testing revenue for the full fiscal year.

Military/Aerospace revenues were $950,000 for the quarter, an increase of 9% from the first quarter, but a decrease of 17% from the second quarter 2007. Revenues for the first six months were $1.8 million, a decrease of 39% from the comparable prior year revenue of $3 million. This decrease is attributable to delays in receipt of orders that pushed deliveries into the second half of this fiscal year. For the year we expect military revenues to be slightly up.

The Company had no Homeland Security revenues in the second quarter or year-to-date compared to $106,000 of revenue for the first six months of 2007. While we expect revenues from the Homeland Security market to remain uneven on a quarterly basis, we do project substantial revenue in the second half of the year, driven by our Terahertz product platform.

Gross profit for the second quarter was $2.74 million, an increase of 11% over the first quarter 2008 on revenue increases of 6%. Gross profit margin for the second quarter was 42% of revenues compared to 40% for the first quarter.

Gross profit for the second quarter fiscal 2008 compared to the prior year's second quarter was 7% lower. The gross profit for the first six months was $5.2 million, or 3% lower than the first six months of fiscal 2007. The reduction in gross profit, for both the quarter and the first six months, was primarily due to a less favorable product mix in the Optosolutions product platform, which had lower military revenue and higher industrial sensing revenue.

Total operating expenses of $3.5 million increased 2.5%, or $86,000, during the second quarter as compared to the second quarter of 2007. This small increase was primarily due to increases in wafer fabrication consolidation expenses of $180,000 and increased intangible asset amortization of $109,000, offset by net decreases in other operating expenses of $203,000.

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Final Transcript
Nov. 12. 2007 / 5:00PM ET, API - Q2 2008 Advanced Photonix Earnings Conference Call

For the first six months of 2008, operating expenses were $7.1 million, an increase of 7.5% compared to the same period of the prior year. This increase of $453,000 was primarily due to increases in wafer fabrication consolidation expenses of $490,000 and intangible asset amortization increases of $217,000, offset by net decreases in other operating expenses of $254,000.

Research, development, and engineering expenses were flat at $1 million for the second quarter and down 4% for the first six months at $1.9 million compared to the same period in fiscal 2007. We expect that future research, development, and engineering expenses will be similar to or greater than those expenses we experienced in the last two quarters during the balance of the fiscal year, and we are continuing our investment in our high growth opportunities.

Sales and marketing expenses were $559,000, an increase of $107,000, or 24%, in the second quarter 2008 compared to 2007. For the first six months sales and marketing expenses were $1.2 million, an increase of 23% compared to 2007. For the first six months sales and marketing expenses were 10% of sales as compared to 9% for the first six months of 2007.

The increase in sales and marketing expenses -- expenses is primarily attributable to expansion in the high-speed optical receiver and the Terahertz product platforms. We will continue to expand our sales and marketing efforts for the growing high-speed optical receivers and Terahertz product platforms.

Total general and administrative expenses decreased by $308,000, or 21%, to approximately $1.2 million in the second quarter 2008 as compared to 2007. For the first six months in 2008 general and administrative expenses decreased by $400,000, or 15%, to approximately $2.35 million, as compared to $2.75 million for the first six months of 2007.

These decreases were primarily the result of lower depreciation expense, stock-based compensation expense, wages, and other general and administrative expenses, offset by slightly higher legal costs. We expect general and administrative expenses to increase moderately for the second half of the fiscal year as a result of compliance with Section 404 of the Sarbanes-Oxley Act.

Wafer fabrication consolidation expenses for the second quarter 2008 were $268,000 and $611,000 year-to-date, compared to $88,000 and $121,000 for 2007 respectively. We estimate the total wafer fabrication consolidation expense will be $2.2 million over the consolidation period and have incurred $1.33 million of these expenses during the last 18 months. We project an additional $870,000 of expenses for the remainder of the fiscal year to complete the consolidation.

We anticipate future benefits as a result of the wafer fabrication consolidation, including cost savings through increased efficiencies, reduced scrap, improved process capability, and higher yields. In addition, the consolidation will provide new capabilities for product development, leading to growth opportunities through new product introductions.

During the second quarter of fiscal 2008, the Company undertook a review of its Optosolutions product platform operations, as part of our ongoing to integrate acquisitions and rationalize our overall cost structure. The review resulted in plans to achieve approximately $750,000 in pre-tax annual cost savings beginning in fiscal 2009, including a reduction of 9% of the total work force and the consolidation of facilities with the closure of our Dodgeville, Wisconsin, facility.

The savings will come from the consolidation of Wisconsin assembly operations into our Camarillo, California, facility. We estimate non-recurring closure expense of approximately $570,000 over the balance of the fiscal year.

Interest expense for the second quarter and year-to-date was $1.1 million and $2 million, compared to $642,000 and $1.2 million in 2007, an increase of $485,000 and $754,000 respectively. Total non-cash interest expense was $1.492 million for the first six months compared to $685,000 in 2007, an increase of $807,000.

These increases were attributable to the increase in non-cash interest expense related to the convertible notes. The convertible notes were retired in October of this year, and as a result, we anticipate interest expense for the second half of 2008 to be approximately $600,000, a decrease of 70%. Of that $600,000, approximately $300,000 represents the remaining non-cash interest expense related to the convertible notes.

GAAP net loss for the second quarter was $1.857 million, or $0.09 per share, compared to a net loss of $1.124 million, or $0.06 per share, in the second quarter of 2007, an increased loss of $733,000. GAAP net loss for the first six months was $3.763 million, or $0.19 per share, as compared to a net loss of $2.357 million, or $0.12 per share, for the comparable period of the prior year, an increased loss of $1.406 million

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Final Transcript
Nov. 12. 2007 / 5:00PM ET, API - Q2 2008 Advanced Photonix Earnings Conference Call

These increased losses are primarily attributable to increased non-cash interest expense from the convertible notes and intangible amortization expense, and in addition, to an increase in wafer fabrication consolidation expenses previously mentioned.

Non-GAAP net loss of $86,000 for the second quarter and $350,000 for the first six months were virtually unchanged compared to the same periods of 2007. EBITDA was $15,000 positive for the quarter compared to a loss of $5,000 for 2007. For the first six months EBITDA was a loss of $324,000 compared to a loss of $6,000 in 2007.

In September we completed a private placement of the Company's common stock and received approximately $4.5 million, the proceeds of which were used to retire the outstanding convertible notes and to be used for working capital. Outstanding convertible notes of September 28, 2007, were $5.5 million.

In October, the note holders exercised their call option to convert $3.15 million of these notes into 1,601,323 shares of common stock, and the Company retired the balance of the convertible notes in cash, $2.4 million. I'd now like to turn the call over to our President and Chief Executive Officer, Rick Kurtz.

Rick Kurtz - Advanced Photonix - Chairman, CEO

Thank you, Rob. Good afternoon, everyone, and thank you for joining us on today's call. I'd like to review each of our three product lines, the outlook for the balance of the year, and talk about our consolidation efforts.

I'd like to start with our Terahertz product platform. The two new Phase II SBIR awards, one from the Department of Homeland Security for the beta gauge replacement and the other from the Air Force for the radome inspection are major milestones in our ongoing application development work and moving our Terahertz product platform forward to commercialization and deployment. These two awards, totaling over $1.7 million, provide not only application development capital, but market recognition as to what our systems can deliver.

As we stated in our press release, the beta gauge market offers us a great opportunity to prove the effectiveness, both in the performance and total operating cost in an existing market. The Phase II aspect moves the benchmark from one of proof of feasibility to one focused on developing prototype instruments based on T-Ray 4000 technology platform that will include a suite of sensors intended for specific applications, an intelligent control, analysis and interface unit and gauge software package.

A radome -- the radome SBIR Phase II will concentrate on design, development, and testing of a handheld Terahertz imager for radome inspection, addressing current maintenance needs for our nation's radar infrastructure. We previously proved technologically feasible of the Terahertz non-destructive testing system and are well suited for accurately locating and characterizing the defects in radome material in our Phase I SBIR. We believe that both of these projects will open the door for other applications and help develop the market for Terahertz.

We are pleased that NASA was the first to place an order for our T-Ray 4000 system, with a delivery scheduled in our fourth quarter, and expect other customers and mark -- market opportunities to follow. We continue to work with a number of other industries, including pharmaceutical, chemical, petrochemical, and automotive on application development to enable broad market deployment of this product platform for future growth.

Next is our high-speed optical receiver product platform. Our high-speed optical receivers product platform has enjoyed both successes and some delays. As Rob mentioned, for the first six months, compared to last year's revenues in the telecommunication market, was up 14%. However, revenues were down 10% on a comparative quarterly basis.

As with most leading edge technology products that are being used in the next generation system, revenues are subject to production ramp-ups, market introduction delays, and engineering changes during the introduction. Unfortunately, we experienced all these during the second quarter. This has delayed the acceleration of our production ramp for the next generation 40G products until the fourth quarter.

The new 40G products are focused on the long haul transport portion of the telecom market, as well as the next generation short reach [router] portion of the market. Our new 40G long haul products enable the emerging modulation schemes, like DPSK and DQPSK.

These new modulation schemes give the OEM equipment manufacturers the ability to economically transport 40G signals over a long distance and thus enable the service providers to deliver under promise of affordable band width to support triple and quadruple play for the consumer markets. We believe the 40G long haul transport and next generation very short reach router markets will be major growth drivers for us over the next 24 months.

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Final Transcript
Nov. 12. 2007 / 5:00PM ET, API - Q2 2008 Advanced Photonix Earnings Conference Call

During the first six months on the year we had to suspend our 10 gig APD shipments in order to redesign the product to meet revised customer requirements. These revised requirements demanded that our 10G APDs now operate in a high optical power mode in addition to -- in addition to the traditional low optical power condition. We believe that our new design meets this new requirement and will be qualified and released by the end of our third quarter fiscal 2008.

As always, quarter to quarter comparisons are difficult to gauge, and this is why we only give annual growth guidance rather than quarterly guidance. We expect the growth rates for our high speed optical receiver product platform to continue to grow as a result of our increased customer design wins and the growth of the overall market. It is not a question of if our high speed optical receivers products will be deployed, but one of when our customers will introduce our design wins.

Our optical electronic solutions product platform has been strong, even with the timing delays in receiving our recent military orders, mainly driven by growth in our medical market. This growth is based on a particular customer end of life purchase and is not a long-term growth driver. We expect overall Optosolutions product platform growth be more moderate on an annual basis than we experienced in the first half with the revenue shifting from medical to military in the second half of the year.

After reviewing our capacity utilization for the Optosolutions product platform, we made the decision to consolidate assembly operations from our Wisconsin facility into our California facility. We announced at the end of September the closing of our Dodgeville operation by the end of the calendar year. This decision was based solely on our need to improve our overhead structure and decrease our expenses. We are projecting an annual savings from the consolidation of assembly into Camarillo of approximately $750,000, starting in fiscal year 2009.

We are continuing to move forward on our wafer fabrication consolidation into Ann Arbor but have experienced higher consolidation expenses than first anticipated. We are targeting to complete the transfer of our Camarillo wafer fabrication by the end of the fourth quarter fiscal 2008.

On the second half outlook I will start on the revenue side with the market delays in our 40 gig and 10 gig HSOR product deployments in the telecommunication market. The Company now expects year-over-year revenue growth to come in at the low end of our earlier guidance of 15% to 25% with most of the growth coming in the fourth quarter.

On the financial side, in September we closed on a private placement with several outside institutional long-term investors and members of senior management, raising approximately $4.5 million for working capital and convertible debt retirement. In October, after the placement, the convertible note holders exercised their call option and converted $3.15 million of the notes into -- 1,601,323 shares. As a result, we retired the balance of $2.375 million, using the proceeds of the private placement.

As a result of these conversions and private placement, our notes payable have been reduced from $12 million to $6 million at the end of October. As a result of this debt retirement, our GAAP earnings will improve by approximately $2 million and our non-GAAP earnings by approximately $500,000 over the next 12 months.

In summary, we have strengthened our balance sheet, grown our revenues, positioned the Company for improved earnings, and taken the next step in commercializing our Terahertz product platform. I believe our success will be measured in the growth of our telecommunication, market design wins, and revenue -- improving our cash flow and earnings, along with application, developments, and new contract announcements for Terahertz.

On behalf of our team, we appreciate your continued support, and I'd now like to throw open this call for your questions.

 QUESTION AND ANSWER

Operator

Thank you, sir. (OPERATOR INSTRUCTIONS) And your first question comes from the line of [Edward Perry]. Please proceed.

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Final Transcript
Nov. 12. 2007 / 5:00PM ET, API - Q2 2008 Advanced Photonix Earnings Conference Call

Edward Perry Analyst

Good afternoon. Numbers are a little disquieting, but I completely understand what you're up against, so I can accept it as they are stated. I've got some questions on the T-Ray 4000. It was scheduled to be released to production this third quarter. Some information on that schedule and related questions. When do you project the first production shipments, and does API have anything to do with the FDA evaluation for Terahertz as a -- a contender in that design?

Rick Kurtz - Advanced Photonix - Chairman, CEO

Okay, Ed, you asked about three questions there. I'll try to remember in order that you -- you talked about them. As far as the release to production, we -- we are on schedule to release. Again, our first product sale is going to be to NASA in the fourth quarter, so we're going to try to get that out as soon as we possibly can. So the transition from alpha, I'll call it, to production is proceeding along that timeframe.

As far as working directly with the FDA on the Terahertz evaluation, our interface has been primarily with the pharmaceutical companies themselves as opposed to the FDA. So they're taking some of the information that we're helping them discover, using Terahertz, and relating that on to the FDA in their own method and -- and channel.

Edward Perry Analyst

Okay, thank you. Now a question on the hand held on the SBIR win -- a little bit more of that. Is this to be a -- a -- something -- still a new evolution of the T-Ray 4000, or will it be something in conjunction with the existing T-Ray 4000?

Rick Kurtz - Advanced Photonix - Chairman, CEO

I'll let Rob talk about that a little bit.

Edward Perry Analyst

Okay.

Rob Risser - Advanced Photonix - CFO

Yes, this is -- that is really a evolution and an -- I'll call it an option for the T-Ray 4000. The T-Ray product platform is the platform of choice with a transceiver that is attached versus a separate transmitter and receiver that can be handheld. And it -- it has got the same type of long umbilical that they use for NASA to scan the space shuttles, since these are large -- large protective radomes over the radar systems.

Edward Perry Analyst

Okay, great. And one final question here. Does Highbridge still have any of warrants outstanding?

Rick Kurtz - Advanced Photonix - Chairman, CEO

The warrant coverage -- they do have warrants. The warrants have a separate additional two year life to them. So they still have some. I -- I think that it's safe for us to say that there were three participants in that convertible note. The first was Bluegrass, the second was Iroquois, and the largest was Smithfield, or Highbridge, and both Smithfield and Iroquois have outstanding warrants currently. Bluegrass has converted all their warrants over and sold them into the marketplace.

Edward Perry Analyst

There's really not that much outstanding then, it sounds like.

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Final Transcript
Nov. 12. 2007 / 5:00PM ET, API - Q2 2008 Advanced Photonix Earnings Conference Call

Rob Risser - Advanced Photonix - CFO

Well, I would say that in the terms of our agreement that the parties were not -- no party was able to have more than 4.9% -- the outstanding shares. We believe that Bluegrass has fully distributed their shares. Iroquois did not convert any, so they were paid off entirely, and Highbridge, we believe, still has some of the shares to distribute that they have converted, although a -- a drastically reduced number relative to the number they've converted. But we don't have an exact count on that.

Edward Perry Analyst

Right. They sell pretty quick. I don't think they have much left at all.

Rick Kurtz - Advanced Photonix - Chairman, CEO

Well, it's tough for us to tell because they don't have to make any filing or really tell us at this point, because they've converted everything. They've got to get -- give us notice on, yes.

Edward Perry Analyst

Right. And, oh, yes, one last last question. You -- after retiring the notes and applying the private investment, you came up with a number of $6 million in notes outstanding?

Rick Kurtz - Advanced Photonix - Chairman, CEO

At the end of October, yes.

Rob Risser - Advanced Photonix - CFO

Yes.

Edward Perry Analyst

Is that -- is that -- now that's the final -- final figure, net -- net of everything that transpired?

Rob Risser - Advanced Photonix - CFO

Yes.

Rick Kurtz - Advanced Photonix - Chairman, CEO

That's right.

Edward Perry Analyst

So that would be like $2 million for Michigan State or something like that or --

Rick Kurtz - Advanced Photonix - Chairman, CEO

No.

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Final Transcript
Nov. 12. 2007 / 5:00PM ET, API - Q2 2008 Advanced Photonix Earnings Conference Call

Rob Risser - Advanced Photonix - CFO

Yes, $2 million from the state of Michigan, roughly, approximately. Approximately $2 million on a term loan to our bank --

Edward Perry Analyst

Right.

Rob Risser - Advanced Photonix - CFO

Our commercial bank. And approximately $2 million to the related parties.

Edward Perry Analyst

That's very good, actually, when -- considering what the capital structure was just a few months ago.

Rick Kurtz - Advanced Photonix - Chairman, CEO

We thought so, too, and that's a -- that's a very good -- that's a very positive event for us. It really strengthened our balance sheet and deleveraged us tremendously.

Edward Perry Analyst

Right. Now will there be still more non-financial cash charges taken?

Rick Kurtz - Advanced Photonix - Chairman, CEO

In the third quarter we mentioned that there's going to be about $300,000 on the balance because the note wasn't converted until halfway through, we'll call it, of October.

Edward Perry Analyst

Oh, I see. Then --

Rick Kurtz - Advanced Photonix - Chairman, CEO

We still have to flush that through the third quarter, but after that, then it's just basically amortization, depreciation, non-cash charges.

Edward Perry Analyst

Right. So then your -- your profit performance will go up considerably, I think.

Rick Kurtz - Advanced Photonix - Chairman, CEO

I think, as we had stated, we think from the beginning of November, a 12 month run rate, you'd have GAAP profit improvement from the new structure of a couple million dollars and non-GAAP of about $500,000.

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Final Transcript
Nov. 12. 2007 / 5:00PM ET, API - Q2 2008 Advanced Photonix Earnings Conference Call

Edward Perry Analyst

Okay, great. Now one last, last, last question, if I may. The new design recurrence for the HSOR product line? Now, your design -- well, your redesign -- is that because you are like best in class, or are you designing to meet competitive posture?

Rick Kurtz - Advanced Photonix - Chairman, CEO

No, it's not competitive nature. It's something that the OEM had discovered during the initial trials of their equipment that they didn't really know about. As a result, they came back to us and said, could you help solve this problem for us, after they had left their design and accepted our design.

Edward Perry Analyst

Yes.

Rick Kurtz - Advanced Photonix - Chairman, CEO

So it kind of said, oh, my God, we never thought about it. They never thought about it, but they asked us to fix it so we said, yes, we'll fix it, and now it's going through that evaluation, and so that's the reason that we're very optimistic that it'll get the approval that it needs to be launched into full production.

Edward Perry Analyst

Would it be fair to say that other competitors could even accomplish what you're being asked to do, or are you out there in the forefront?

Rick Kurtz - Advanced Photonix - Chairman, CEO

No, I believe that the Japanese competitor of Eudyna, on this redesign, will also be able to do that. This -- the Avalanche Photodiodes traditionally are used in photon starved applications, because it's very high -- very sensitive, and the change now is that they would like to have that kind of a product work in photon starved environments but with an occasional spike of optical power that wouldn't damage the product, which is quite a change. We've made that change now, but I am certain that others will also -- and primarily the Japanese -- will need to and will be able to make that change -- that spiked change. They may not get our sensitivity, but they're going to have to adapt.

Edward Perry Analyst

So, optimistically then, it actually narrows the field of competition.

Rick Kurtz - Advanced Photonix - Chairman, CEO

Yes.

Rob Risser - Advanced Photonix - CFO

Yes.

Edward Perry Analyst

Interesting point.

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Final Transcript
Nov. 12. 2007 / 5:00PM ET, API - Q2 2008 Advanced Photonix Earnings Conference Call

Rob Risser - Advanced Photonix - CFO

I think --

Rick Kurtz - Advanced Photonix - Chairman, CEO

Unfortunately, it caused a delay for us as well.

Edward Perry Analyst

Yes, I understand completely. It's just -- it's bizarre. Thank you very much, Rick.

Rick Kurtz - Advanced Photonix - Chairman, CEO

Okay, Ed.

Operator

And your next question comes from the line of [Tom Traverse]. Please proceed. Your line is open, Mr. Traverse.

Tom Traverse Analyst

The question was answered about the FDA. I appreciate it very much. Thank you.

Rick Kurtz - Advanced Photonix - Chairman, CEO

Okay, Tom.

Operator

We have -- your next question comes from the line of [Mike Haymaker]. Please proceed.

Mike Haymaker Analyst

Yes, hi, gentlemen. I just have a couple questions of things that were mentioned in the call. One, which sounded like pretty good news -- I wondered if you could expand on a little bit is you mentioned, I think, substantial new revenue in the second half of the year coming from Homeland Security. Can you say any more about what that is?

Rob Risser - Advanced Photonix - CFO

It -- basically, it's about the two contracts that we got. So the one -- $700,000 from Department of Homeland Defense -- excuse me -- it's that one primarily because the other one's actually being classified as non-destructive testing. So it's that contract of almost $1 million that we'll start being able to bill against, so that's the reason that we're going to start seeing some substantial revenue coming from that contract.

Rick Kurtz - Advanced Photonix - Chairman, CEO

Mike, that is the contract for the beta gauge.

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Final Transcript
Nov. 12. 2007 / 5:00PM ET, API - Q2 2008 Advanced Photonix Earnings Conference Call

Mike Haymaker Analyst

Okay, got it.

Rick Kurtz - Advanced Photonix - Chairman, CEO

And the beta gauge is the Department of Homeland Security is interested in that because they -- if they had their druthers, they would like to remove those from usage in order to help reduce the possibility of dirty bombs.

Mike Haymaker Analyst

Great. And that's going to be phased in over, I guess, a fairly long period of time, though, right?

Rick Kurtz - Advanced Photonix - Chairman, CEO

Yes.

Mike Haymaker Analyst

Any idea on what the TAM is for that -- the total adjustable market for that?

Rick Kurtz - Advanced Photonix - Chairman, CEO

Yes, I mean, we did the account on just units existing. I think it was 4,000 units out in the field.

Rob Risser - Advanced Photonix - CFO

No, no, there're about -- there are about 4,000 units a year sold of the beta gauge, and there about a 500,000 installed base.

Mike Haymaker Analyst

Wow.

Rob Risser - Advanced Photonix - CFO

We haven't done -- we haven't dollartized that yet, but you could expect that they would be in the $100,000 or less average unit price at those volumes.

Mike Haymaker Analyst

Wow. So I didn't realize they were that substantial, so a beta gauge would -- is $100,000 or so?

Rob Risser - Advanced Photonix - CFO

No.

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Final Transcript
Nov. 12. 2007 / 5:00PM ET, API - Q2 2008 Advanced Photonix Earnings Conference Call

Rick Kurtz - Advanced Photonix - Chairman, CEO

The beta gauge is less, but --

Rob Risser - Advanced Photonix - CFO

Yes, but their total operating costs --

Rick Kurtz - Advanced Photonix - Chairman, CEO

Their total operating costs equates into about somewhere in the $100,000 range for a Terahertz.

Mike Haymaker Analyst

Okay. Can you give us a sense for what it -- and I don't know if you can -- a unit costs for your beta gauge is going to be like? Like a range?

Rob Risser - Advanced Photonix - CFO

No, we haven't set that --

Mike Haymaker Analyst

Yes.

Rick Kurtz - Advanced Photonix - Chairman, CEO

We've had conversations with the folks, and we believe that we'll be -- that it will be economically competitive.

Mike Haymaker Analyst

Yes, well, I'm sure. I was trying to get a sense for how much upside revenue there is potentially coming at you.

Rick Kurtz - Advanced Photonix - Chairman, CEO

Well, again, we think that -- we think that it's -- we think that it's practical from a market adoption perspective at somewhere south, but near $100,000 a unit.

Mike Haymaker Analyst

And I guess the expectation would be that at some point, hopefully soon, they would change over, so that anybody buying a new beta gauge would buy one of ours versus a [radia].

Rob Risser - Advanced Photonix - CFO

Right.

Rick Kurtz - Advanced Photonix - Chairman, CEO

That -- that would -- that is -- now the numbers I gave you are domestic, I believe, by the way.

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Final Transcript
Nov. 12. 2007 / 5:00PM ET, API - Q2 2008 Advanced Photonix Earnings Conference Call

Mike Haymaker Analyst

Okay.

Rick Kurtz - Advanced Photonix - Chairman, CEO

Domestic numbers.

Mike Haymaker Analyst

Okay, that's great. That's great. Let's see, what else can I ask you? On the [Potomac] the notes or -- the private placement that they're holding. Is there any period that they have to hold that for?

Rob Risser - Advanced Photonix - CFO

No, but Potomac -- Potomac had to file a 13D, so they are a substantial holder.

Mike Haymaker Analyst

Right.

Rob Risser - Advanced Photonix - CFO

And -- but these are -- these securities are not registered now but will be registered, and we will file that registration statement to register all the shares that were part of that private placement in December. Usually that registration process takes 30 to 60 days, so -- but if there was any purchasing or selling, that would be fully disclosed and had -- would have to be filed with the SEC. These are all long-term holders.

Mike Haymaker Analyst

Good. That's a big improvement.

Rob Risser - Advanced Photonix - CFO

Yes.

Rick Kurtz - Advanced Photonix - Chairman, CEO

Yes.

Mike Haymaker Analyst

Let's see. On the -- there's been some speculation, just amongst those of us on the message board, that you might be gearing up to do more acquisitions. Can you say anything about that, whether it's true or not true or --?

Rick Kurtz - Advanced Photonix - Chairman, CEO

No, I mean you really haven't -- again, our focus has to be on the consolidation effort that we're making. If a deal came to us that was too good to be true, then obviously we have to be prudent business people and take a look at it and figure out how we would do it, but right now it's not something that we're actively engaged in.

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Final Transcript
Nov. 12. 2007 / 5:00PM ET, API - Q2 2008 Advanced Photonix Earnings Conference Call

Mike Haymaker Analyst

Okay. The -- what's the per -- the cent per share impact of that change you were saying -- $2 million I think you said on GAAP.

Rob Risser - Advanced Photonix - CFO

Well, if you have 23 million shares, you're pretty close to $0.09 a share.

Mike Haymaker Analyst

So that's going to help a lot, and when's that going to kick in?

Rob Risser - Advanced Photonix - CFO

That -- well, our last non-cash interest expense will be in the third quarter, and the total amount will be approximately $300,000, so it will be 100% eliminated beginning the fourth quarter, and, of course, dramatically mitigated with our third quarter results.

Mike Haymaker Analyst

That's great.

Rob Risser - Advanced Photonix - CFO

Yes.

Mike Haymaker Analyst

Okay, any impact or fallout from -- Cisco had their earnings, and there was a lot of -- or some bad news around the financial --

Rob Risser - Advanced Photonix - CFO

We think -- we think that there's something called good news.

Rick Kurtz - Advanced Photonix - Chairman, CEO

Good news.

Rob Risser - Advanced Photonix - CFO

The market, I think, maybe the analysts got ahead of themselves, and Cisco was always guiding lower than what they would come in, and therefore, the analysts perhaps in the market were always discounting that and didn't discount it this time. But the router market and the transport market -- the router market has been the market that historically had been driving the 40 Gigabit, but once you route it very short distances, eventually you have to start transporting it longer distances at those speeds. And so that transport market is what is just beginning to move, and I think that's what Rick had referred to in his summary. So we're excited about that.

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Final Transcript
Nov. 12. 2007 / 5:00PM ET, API - Q2 2008 Advanced Photonix Earnings Conference Call

Mike Haymaker Analyst

Feeling good about Cisco, that's good. And then, finally, I think you made a comment that you thought you'd be in the low end of your --

Rick Kurtz - Advanced Photonix - Chairman, CEO

Guidance, yes.

Mike Haymaker Analyst

Growth guidance. Can you -- I mean, so that's just a combination of all the factors we talked about?

Rick Kurtz - Advanced Photonix - Chairman, CEO

Yes, I mean, it's -- we expected a lot of our growth be coming from the HSOR, and with the delays that we saw with the 40 and the 10 gig, all it did was push it back --

Rob Risser - Advanced Photonix - CFO

A quarter.

Rick Kurtz - Advanced Photonix - Chairman, CEO

And so, what we have to do is we have to just stand up and say, that's pushed it back the low end because we were really hopeful that it would have maintained the pace.

Mike Haymaker Analyst

Yes.

Rick Kurtz - Advanced Photonix - Chairman, CEO

That we thought we'd saw at the beginning of the year.

Mike Haymaker Analyst

And what was the guidance percentages again?

Rick Kurtz - Advanced Photonix - Chairman, CEO

15% to 25%.

Mike Haymaker Analyst

15% to 25%. So we're saying it's going to be more like 15%.

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Final Transcript
Nov. 12. 2007 / 5:00PM ET, API - Q2 2008 Advanced Photonix Earnings Conference Call

Rob Risser - Advanced Photonix - CFO

Yes.

Rick Kurtz - Advanced Photonix - Chairman, CEO

Correct.

Mike Haymaker Analyst

And are you on a calendar year quarter, or are you on a --?

Rob Risser - Advanced Photonix - CFO

No.

Rick Kurtz - Advanced Photonix - Chairman, CEO

No, fiscal so --

Rob Risser - Advanced Photonix - CFO

March 31st.

Rick Kurtz - Advanced Photonix - Chairman, CEO

March 31st.

Mike Haymaker Analyst

March 31st. Good deal. All right. Well, thanks for the answers. Great quarter. I appreciate your ongoing development of the business.

Rob Risser - Advanced Photonix - CFO

Thank you.

Rick Kurtz - Advanced Photonix - Chairman, CEO

Thanks, Mike.

Operator

(OPERATOR INSTRUCTIONS). If there are no more questions, I would like to turn the call back over to Mr. Richard Kurtz for closing remarks.

Rick Kurtz - Advanced Photonix - Chairman, CEO

Well, thank you. If you don't have anything more to say, we don't have anything either. I appreciate it, and for the entire team we appreciate your continued support of our Company. We are very focused on building up shareholder value for all our shareholders. So have a great week, and thank you again.

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Final Transcript
Nov. 12. 2007 / 5:00PM ET, API - Q2 2008 Advanced Photonix Earnings Conference Call

Operator

Thank you again. That does conclude today's (technical difficulty) conference call. We appreciate your participation, and you may now disconnect, and have a great day.

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